Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

					A	B	C	Institutional

72. DD) Total income distributions
6. Macro Opportunities Fund		91	n/a	10	364
7. Floating Rate Strategies Fund	22	n/a	16	415
8. Total Return Bond Fund		21	n/a	2	310

72. EE) Total capital gains distributions
6. Macro Opportunities Fund		n/a	n/a	n/a	n/a
7. Floating Rate Strategies Fund	n/a	n/a	n/a	n/a
8. Total Return Bond Fund		n/a	n/a	n/a	n/a

73. A)  Total income distribution pershare
6. Macro Opportunities Fund		0.4090	n/a	0.3601	0.4212
7. Floating Rate Strategies Fund	0.3156	n/a	0.2639	0.3283
8. Total Return Bond Fund		0.3055	n/a	0.2416	0.3213

73. B) Total capital gains distribution pershare
6. Macro Opportunities Fund		n/a	n/a	n/a	n/a
7. Floating Rate Strategies Fund	n/a	n/a	n/a	n/a
8. Total Return Bond Fund		n/a	n/a	n/a	n/a

74.U) Shares outstanding
6. Macro Opportunities Fund		400	n/a	58	1,010
7. Floating Rate Strategies Fund	236	n/a	189	1,901
8. Total Return Bond Fund		129	n/a	13	1,089

74. V) Net asset value pershare
6. Macro Opportunities Fund		$25.94	$n/a	$25.92	$25.96
7. Floating Rate Strategies Fund	$25.79	$n/a	$25.78	$25.81
8. Total Return Bond Fund		$25.68	$n/a	$25.67	$25.70